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[RYDER SCOTT COMPANY LETTERHEAD APPEARS HERE]


                  CONSENT OF INDEPENDENT PETROLEUM ENGINEERS



We hereby consent to the use of this Annual Report on Form 10-K of our reserve report dated February 18, 2000 relating to the oil and gas reserves of Bellwether Exploration Company at January 1, 2000. We also consent to the references to us under the heading "Reserves" in the Notes to the Consolidated Financial Statements of Bellwether Exploration Company in such report.


                                         /s/Ryder Scott Company L.P.
                                         ---------------------------
                                         RYDER SCOTT COMPANY, L.P.



Houston, Texas
March 24, 2000